As filed with the Securities and Exchange Commission on May 21, 2008.

Registration No. 333-151001

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GENCO SHIPPING & TRADING LIMITED

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	98-043-9758
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

299 Park Avenue, 20th Floor

New York, New York 10171

(646) 443-8550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Wobensmith

Chief Financial Officer

299 Park Avenue, 20th Floor

New York, New York 10171

(646) 443-8550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: Thomas E. Molner, Esq.

(212) 715-9100

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting Company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement (Registration No. 333-151001) is being filed by the registrant solely to add Exhibits 4.3, 4.4, 4.5, and 4.6 listed below.  No changes or additions are being made hereby to the existing prospectus that already forms a part of the Registration Statement or any other portions of the Registration Statement.  Accordingly, such existing prospectus and other portions of the Registration Statement are being omitted from this filing.  This Post-Effective Amendment No. 1 shall become effective immediately upon filing in accordance with Rule 462(e) under the Securities Act of 1933, as amended.

Item 16. Exhibits

1.1	Form of Underwriting Agreement.*

4.1

Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Amendment No. 3) (No. 333-124718) of Genco Shipping & Trading Limited (the “Company”) filed on July 18, 2005).

4.2	Form of Shareholders’ Rights Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) (No. 333-124718) filed on July 18, 2005).

4.3

Amended and Restated Articles of Incorporation of the Company as adopted July 5, 2005 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 2) (No. 333-124718) filed on July 6, 2005).

4.4	Amended and Restated Bylaws of the Company as adopted April 4, 2006 (incorporated by reference to Exhibit 3.2 to the Company’s report on Form 8-K dated April 4, 2006 (File No. 000-5142).

4.5

Articles of Amendment of Articles of Incorporation of the Company as adopted July 21, 2005 (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Amendment No. 6) (No. 333-124718) filed on July 21, 2005).

4.6

Articles of Amendment of Articles of Incorporation of the Company as adopted May 18, 2006 (incorporated by reference to Exhibit 3.1 to the Company’s report on Form 8-K dated May 18, 2006 (File No. 000-5142).

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel to the Company, as to the legality of securities being registered.**

8.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel for the Company, as to certain tax matters.**

8.2	Opinion of Kramer Levin Naftalis & Frankel LLP, United States tax counsel for the Company, as to certain tax matters.**

23.1	Consent of Reeder & Simpson P.C. (included as part of Exhibits 5.1 and 8.1).**

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included as part of Exhibit 8.2)**

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of attorney (included on signature page).**

*To be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

**Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 21, 2008.

GENCO SHIPPING & TRADING LIMITED

By:	/s/ John C. Wobensmith
John C. Wobensmith, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated above.

Name	Title

*	Chairman of the Board and Director
Peter C. Georgiopoulos

*	President
Robert Gerald Buchanan	(Principal Executive Officer)

/s/ John C. Wobensmith	Chief Financial Officer, Secretary
John C. Wobensmith	and Treasurer (Principal Financial
and Accounting Officer)

*	Director
Stephen A. Kaplan

*	Director
Nathaniel C.A. Kramer

*	Director
Harry A. Perrin

*	Director
Mark F. Polzin

*	Director
Rear Admiral Robert C. North,
USCG (ret.)

*	Director
Basil G. Mavroleon

*By:	/s/	John C. Wobensmith
John C. Wobensmith
Attorney-in-Fact

EXHIBIT INDEX

1.1	Form of Underwriting Agreement.*

4.1

Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Amendment No. 3) (No. 333-124718) of Genco Shipping & Trading Limited (the “Company”) filed on July 18, 2005).

4.2	Form of Shareholders’ Rights Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) (No. 333-124718) filed on July 18, 2005).

4.3

Amended and Restated Articles of Incorporation of the Company as adopted July 5, 2005 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 2) (No. 333-124718) filed on July 6, 2005).

4.4	Amended and Restated Bylaws of the Company as adopted April 4, 2006 (incorporated by reference to Exhibit 3.2 to the Company’s report on Form 8-K dated April 4, 2006 (File No. 000-5142).

4.5

Articles of Amendment of Articles of Incorporation of the Company as adopted July 21, 2005 (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Amendment No. 6) (No. 333-124718) filed on July 21, 2005).

4.6

Articles of Amendment of Articles of Incorporation of the Company as adopted May 18, 2006 (incorporated by reference to Exhibit 3.1 to the Company’s report on Form 8-K dated May 18, 2006 (File No. 000-5142).

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel to the Company, as to the legality of securities being registered.**

8.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel for the Company, as to certain tax matters.**

8.2	Opinion of Kramer Levin Naftalis & Frankel LLP, United States tax counsel for the Company, as to certain tax matters.**

23.1	Consent of Reeder & Simpson P.C. (included as part of Exhibits 5.1 and 8.1).**

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included as part of Exhibit 8.2)**

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of attorney (included on signature page).**

*To be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

**Previously filed.